Exhibit 99.1

Tivic Health Systems, Inc. Regains Compliance with NASDAQ

Minimum Bid Price Listing Rule

FREMONT, Calif.– April 10, 2025 – Tivic Health® Systems, Inc. (Nasdaq: TIVC), a diversified therapeutics company, announced today that it has received confirmation from Nasdaq that the Company has regained compliance with the minimum bid requirements of Nasdaq Listing Rule 5550(a)(2). Consequently, Tivic Health’s common stock will continue to be listed and traded on the Nasdaq Capital Market under the symbol “TIVC.”

About Tivic Health Systems, Inc.

Tivic Health is a diversified therapeutics company harnessing the power of the immune and autonomic nervous systems to fight disease and restore health. Tivic Health’s bioelectronic division is developing non-invasive medical devices that personalize key stimulation parameters for the vagus nerve to deliver meaningfully improved effects on measures of the autonomous nervous system compared to current treatments, which are often invasive, ineffective or both. Tivic Health’s biopharma division’s lead product candidate is the TLR5 agonist, Entolimod™, which is in late-stage studies to treat acute radiation syndrome (ARS). The FDA has granted Fast Track and Orphan Drug designation to Entolimod™ for ARS. Tivic is also preparing to file an investigational new drug (IND) application and to initiate a phase 2 clinical study for the treatment of Neutropenia.

TLRs are a class of protein that plays a key role in the innate immune system. We believe that Entolimod’s mechanism of action provides unique, highly sought-after attributes in the treatment of indications in addition to ARS and Neutropenia. Tivic has the option to license three additional indications: Lymphocyte exhaustion, Immunosenescence, and chronic radiation syndrome.

Tivic Health already has an FDA-approved over-the-counter device, ClearUP® that treats sinus pain and pressure and is available through online retailers and commercial distributors. For more information about Tivic Health, visit: https://ir.tivichealth.com

Forward-Looking Statements

This press release may contain "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements are based on Tivic Health’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the continued listing of the Company’s common stock on the Nasdaq Capital Market and the Company's financial condition. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic Health’s actual results to differ from those contained in the forward-looking statements, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025, under the heading "Risk Factors"; as well as the Company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health undertakes no duty to update such information except as required by applicable law.

Investor Contact

Hanover International, Inc.

ir@tivichealth.com